UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2007
COTT CORPORATION
(Exact name of registrant as specified in its charter)

CANADA	000-19914	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V 1H6

5481 West Waters Avenue, Suite 111 Tampa, Florida, United States	33634

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(905) 672-1900
(813) 313-1800

207 Queen’s Quay West, Suite 340 Toronto, Ontario, Canada	M5J 1A7

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously announced in a press release dated June 29, 2007 and a Current Report on Form 8-K/A filed on July 6, 2007, Richard Dobry assumed the role of President, North America of Cott Corporation (the “Company”) effective August 31, 2007. Mr. Dobry was previously the Company’s Chief Manufacturing & Supply Chain Officer, a position that has been merged into his new role. In connection with his new responsibilities, Mr. Dobry’s base compensation was increased to US$400,000 as of June 29, 2007, and he received a grant of 25,856 performance share units at an award price of C$16.16.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION
Date: September 7, 2007	By:	/s/ Abilio Gonzalez
Abilio Gonzalez
Chief People Officer